                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant To Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                   Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                           INNSUITES HOSPITALITY TRUST
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                XXXXXXXXXXXXXXXX
 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

[TRUST LOGO]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of InnSuites Hospitality Trust will be held at the InnSuites Hotels Phoenix Best Western, 1615 E. Northern Avenue, Phoenix, Arizona 85020 (phone: 602-997-6285) on Monday, June 18, 2001, at 11:00 a.m., local time, for the purpose of considering and acting upon:

     1. The election of two (2) Trustees, each to hold office until the 2004 Annual Meeting of Shareholders and until his successor shall be elected and qualified; and

     2. The transaction of any other business which properly may come before the meeting and any adjournments thereof.

     Shareholders of InnSuites Hospitality Trust of record at the close of business on April 19, 2001 are entitled to vote at the Annual Meeting and any adjournments thereof.

                                           By order of the Board of Trustees



                                                     MARC E. BERG
                                                       Secretary

Phoenix, Arizona
May 18, 2001




--------------------------------------------------------------------------------
SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

[TRUST LOGO]                                                        May 18, 2001

                                                       InnSuites Hotels Centre
                                                       1615 E. Northern Avenue
                                                       Suite 102
                                                       Phoenix, Arizona 85020


                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Trustees of InnSuites Hospitality Trust (the "Trust") for use at the Annual Meeting of Shareholders to be held on June 18, 2001 and any adjournments thereof.

     Shareholders of record at the close of business on April 19, 2001 (the record date) will be entitled to vote at the Annual Meeting and at any adjournments thereof. At that date the Trust had issued and outstanding 2,149,384 Shares of Beneficial Interest ("Common Shares"). Each such Common Share is entitled to one vote on all matters properly coming before the Annual Meeting. At least 1,074,693 Common Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

     Common Shares represented by properly executed proxies will be voted in accordance with the specifications made thereon. If no specification is made, proxies will be voted for the election of the Trustee nominees named herein. The election of Trustees requires the affirmative vote of a majority of the outstanding Common Shares entitled to vote present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has the same effect as a vote against a Trustee, as each abstention or broker non-vote would be one less vote for a Trustee nominee.

     This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about May 18, 2001.

                              ELECTION OF TRUSTEES

     At the Annual Meeting, two Trustees are to be elected to terms of three years and until their respective successors are duly elected and qualified. James F. Wirth and Peter A. Thoma will stand for re-election as Trustees to terms expiring at the 2004 Annual Meeting of Shareholders. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for Trustee in accordance with the instructions set forth on the proxy, it presently is intended that Common Shares represented by proxies solicited hereby will be voted FOR the election of James F. Wirth and Peter A. Thoma as Trustees to terms expiring at the 2004 Annual Meeting of Shareholders. The nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event which the Trustees do not now expect, the persons voting the Common Shares represented by proxies solicited hereby may either vote such Common Shares for a slate of two persons which includes a substitute nominee or for a reduced number of nominees, as they may deem advisable.

     The Trust's Board of Trustees currently has six members and is divided into three classes:

     -- two Trustees in the class whose term expires at the 2001 Annual Meeting of Shareholders;

     -- two Trustees in the class whose term expires at the 2002 Annual Meeting of Shareholders; and

     -- two Trustees in the class whose term expires at the 2003 Annual Meeting of Shareholders.

Each of the Trustees serves for three years and until his successor is duly elected and qualified.

     James F. Wirth and Peter A. Thoma, whose terms as Trustees expire at the 2001 Annual Meeting of Shareholders, have chosen to stand for re-election as Trustees to terms expiring at the 2004 Annual Meeting of Shareholders. The biographies of Messrs. Wirth and Thoma and each of the Trustees whose term in office will continue after the 2001 Annual Meeting of Shareholders are set forth below. The Board of Trustees of the Trust recommends a vote FOR James F. Wirth and Peter A. Thoma as Trustees.

                    NOMINEES, TRUSTEES AND EXECUTIVE OFFICERS

     The information concerning the Trustees and executive officers of the Trust set forth in the following table is based in part on information received from the respective Trustees and executive officers and in part on the Trust's records. The following table sets forth the name, age, term of office and principal business experience for each Trustee, nominee as a Trustee and executive officer of the Trust, as applicable.

                                        PRINCIPAL OCCUPATIONS
                                       DURING PAST FIVE YEARS,
                                      AGE AS OF APRIL 19, 2001                     TRUSTEE
NAME                                   AND DIRECTORSHIPS HELD                       SINCE
----                                   ----------------------                       -----
NOMINEES FOR TERMS
EXPIRING IN 2004
James F. Wirth(1)         Chairman, President and Chief Executive Officer       January 30, 1998
                          of the Trust since January 30, 1998.  President
                          and owner of Suite Hotels LLC and affiliated
                          entities, owners and operators of hotels, since
                          1980; President of Rare Earth Development
                          Company, a real estate investment company, since
                          1973.  Age:  55.

Peter A. Thoma            Owner and operator of A&T Verleigh, Hamburg,            April 13, 1999
                          Germany, a hospitality service and rental
                          company, since 1997.  Owner and operator of
                          Thoma Zeltsysteme, Hamburg, Germany, an import
                          and sales company, since 1997.  Age:  35.

TRUSTEES WHOSE TERMS
EXPIRE IN 2003
Marc E. Berg(1)           Executive Vice President, Secretary and               January 30, 1998
                          Treasurer of the Trust since February 10, 1999.
                          Vice President - Acquisitions of the Trust from
                          December 16, 1998 to February 10, 1999.
                          Consultant to InnSuites Hotels since 1989.
                          Self-employed as a registered investment advisor
                          since 1985.  Age:  48.

Lee J. Flory(2,3,4)       Vice President, Secretary and Director of The         January 30, 1998
                          Grainger Foundation Inc., a private charitable
                          organization, since 1972.  From 1969 until his
                          retirement in 1991, Vice President and Secretary
                          of W. W. Grainger, Inc., the leading North
                          American provider of maintenance, repair and
                          operating supplies to businesses and
                          institutions.  Age:  74.

TRUSTEES WHOSE TERMS
EXPIRE IN 2002

Edward G. Hill(1,2,3,4)   President of E. G. Hill & Associates, a               January 30, 1998
                          management consulting company, since 1999.
                          Former President of ABCO Foods, a division of
                          Fleming Companies, Inc., an owner and operator
                          of grocery stores, from 1984 to 1998.  Age:  56.

Steven S. Robson(2,3,4)   President of Robson Communities, Inc. and Scott          June 16, 1998
                          Homes and Scott Homes Multifamily, Inc.,
                          residential real estate developers, since 1979.
                          Age:  45.

----------
(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation Committee.
(4)  Member of the Litigation Committee.


OTHER EXECUTIVE OFFICERS

Anthony B. Waters       Chief Financial Officer of the Trust since February 29,
                        2000. Controller of the Trust since June 17, 1999.
                        Accountant and auditor with Michael Maastricht, CPA from June 16, 1998 to June 15, 1999, performing audits for
                        InnSuites Hotels, Inc. Self-employed, concentrating in computerized accounting and information systems since
                        1990.  Age:  54.


     The Trustees held two meetings during the fiscal year ended January 31, 2001. The Trustees do not have a standing nominating committee. The nominees for Trustee, James F. Wirth and Peter A. Thoma, were members of the Board of Trustees during the last fiscal year.

     The Audit Committee has the responsibility of recommending to the Trustees the selection of the Trust's independent auditors, reviewing the scope and results of audit and non-audit services and reviewing internal accounting controls. The Audit Committee met twice during the last fiscal year.

     The Compensation Committee has the responsibility of determining the compensation of senior management, advising the Trustees on the adoption and administration of employee benefit and compensation plans and administering the Trust's 1997 Stock Incentive and Option Plan. The Compensation Committee met twice during the last fiscal year.

     The Executive Committee has the responsibility of exercising all of the powers of the Board of Trustees in the management of the business and affairs of the Trust, other than filling vacancies among the Trustees or in any committee of the Trustees, during the intervals between the meetings of the Board of Trustees. The Executive Committee met twice during the last fiscal year.

     The Litigation Committee has the responsibility of reviewing, investigating and responding to allegations made against the Trust. The Litigation Committee met twice during the last fiscal year.

     All Trustees attended at least 75% of the aggregate number of meetings held by the Board of Trustees and all committees on which the Trustee served.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Trustees has reviewed and discussed the audited financial statements of the Trust for the fiscal year ended January 31, 2001 with the management of the Trust. In addition, the Audit Committee has discussed with KPMG LLP, the independent auditors of the Trust, the matters required by Codification of Statements on Auditing Standards No. 61. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP it's independence from the Trust.

     Based on the foregoing, the Audit Committee recommended that such audited financial statements be included in the Trust's Annual Report on Form 10-K for the fiscal year ended January 31, 2001. The Trust's Form 10-K was filed with the Securities and Exchange Commission on May 4, 2001.

     The Board of Trustees of the Trust has adopted a written charter for the Audit Committee of the Trust and has attached it hereto as Appendix A. The members of the Audit Committee of the Trust are "independent," as such term is defined by Section 121(A) of the American Stock Exchange listing standards.

     By the Audit Committee of the Board of Trustees:

     Edward G. Hill, Chairman
     Lee J. Flory
     Steven S. Robson

                 COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

     For fiscal year 2001, the Trust paid Trustees' fees to each Trustee, other than Messrs. Wirth and Berg, in the amount of $12,000 per year. For fiscal year 2002, the Trust will pay Trustees' fees to each Trustee, other than Messrs. Wirth and Berg, in the amount of $18,000 per year. The Trust compensates members of the Litigation Committee $100 per hour for their services in connection with that committee, up to a maximum of $5,000 per year.

SUMMARY COMPENSATION TABLE

     The table below shows individual compensation information for the Trust's Chief Executive Officer and any other executive officer whose total annual salary and bonus for the fiscal year ended January 31, 2001 exceeded $100,000.

                                                                       SECURITIES UNDERLYING
  NAME AND PRINCIPAL POSITION       YEAR         ANNUAL SALARY               OPTIONS
  ---------------------------       ----         -------------               -------
James F. Wirth
     President and
     Chief Executive Officer(1)     1999               ---                   50,000(2)
                                    2000            $130,000                    ---
                                    2001            $130,000                    ---

----------
(1) Mr. Wirth has served as President, Chief Executive Officer and Chairman of the Board since January 30, 1998. The terms of Mr. Wirth's Employment Agreement are summarized below.
(2)  The exercise price for these options is $2.50 per share.

     James F. Wirth, Chairman, President and Chief Executive Officer of the Trust, has an Employment Agreement with the Trust expiring in December 2007 which provides that he would receive no compensation from the Trust as long as RRF Limited Partnership, a Delaware limited partnership of which the Trust is the sole general partner (the "Partnership"), maintained an Advisory Agreement with Mid-America ReaFund Advisors, Inc. ("MARA"), a company owned by Mr. Wirth and his wife. The Advisory Agreement was terminated effective January 1, 1999. In fiscal 1999, MARA was paid $364,041 by the Trust for advisory services. For periods after the termination of the Advisory Agreement, Mr. Wirth may receive up to the amount MARA would have received for advisory and management services under the Advisory Agreement, not to exceed $160,000 per year. For fiscal year 2001, Mr. Wirth received $130,000 salary per year. For fiscal year 2002, the Compensation Committee has determined to increase Mr. Wirth's salary to $136,000 per year.

COMPENSATION COMMITTEE REPORT

     Under the supervision of the Compensation Committee of the Board of Trustees, the Trust has developed and implemented compensation policies, plans and programs that seek to enhance the Trust's ability to recruit and retain qualified management and other personnel, including a stock option program that seeks to create long-term incentives for management and other personnel. The Trust's base compensation package consists of salary and stock options. In developing and implementing compensation policies and procedures, the Compensation Committee seeks to provide rewards for the long-term value of an individual's contribution to the Trust. The Compensation Committee seeks to develop policies and procedures that offer both recurring and non-recurring, and both financial and non-financial incentives.

     Pursuant to the terms of the Employment Agreement between the Trust and James F. Wirth, current Chairman, President and Chief Executive Officer of the Trust, upon the termination of the Advisory Agreement with MARA, Mr. Wirth is to receive up to the amount MARA would have received for advisory and management services under the Advisory Agreement, not to exceed $160,000 per year. Based upon a review of the performance of the Trust and upon the recommendation of the Compensation Committee, Mr. Wirth received $130,000 salary per year for fiscal year 2001. For fiscal year 2002, the Compensation Committee has determined to increase Mr. Wirth's salary to $136,000 per year. The Compensation Committee does not rely on any particular set of financial or non-financial factors, measures or criteria when determining the compensation offered to Mr. Wirth.

     For the fiscal year ended January 31, 2001, the Compensation Committee awarded stock options to certain employees, but not to any executive officers or Trustees, of the Trust.

     By the Compensation Committee of the Board of Trustees:

     Lee J. Flory, Chairman
     Edward G. Hill
     Steven S. Robson



TRUST PERFORMANCE GRAPH

     The following graph compares total shareholder returns from the Trust over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and the National Association of Real Estate Investment Trusts, Inc.'s Total Return Indexes for equity real estate investment trusts ("NAREIT"). Total return values for the S&P 500, NAREIT and the Trust were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends. The shareholder return shown on the following graph is not necessarily indicative of future performance.

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

Trust                    100         79.87        71.82         51.96         48.49        22.27
NAREIT                   100        134.56       159.19        129.27        126.34       160.78
S&P 500                  100        126.34       160.35        212.44        234.40       232.29
                      ------        ------       ------        ------        ------       ------
                     1/31/96       1/31/97      1/31/98       1/31/99       1/31/00      1/31/01



CERTAIN TRANSACTIONS

     Mr. Wirth has an Employment Agreement with the Trust, expiring in December 2007. See "Compensation of Trustees and Executive Officers."

     Mr. Wirth derived, and in the future will derive, benefits from the management of the Trust's hotel properties by InnSuites Innternational and Suite Hospitality Management, Inc. and the license agreements with the Licensing Corp. Mr. and Mrs. Wirth are 9.8% owners of InnSuites Innternational and Suite Hospitality Management, Inc. and 100% owners of the Licensing Corp.

     Each of the hotel properties is leased to the Lessee under substantially identical Percentage Leases. Prior to its acquisition by the Trust effective February 1, 2001, the Lessee contracted for certain property management and employment services with InnSuites Innternational. Following the Trust's acquisition, the Lessee has contracted for such services with Suite Hospitality Management, Inc. and continues to contract for certain trademark and licensing services with the Licensing Corp. InnSuites Innternational received and Suite Hospitality Management, Inc. will receive an annual management fee of 2.5% of gross revenues from the Lessee for its property management services. The Licensing Corp. will receive an annual licensing fee of 2.5% of gross revenues (1.25% for those hotel properties which also carry a third-party franchise, such as Best Western or Holiday Inn) from the Lessee for its trademark and licensing services. Such fees were determined through arms-length negotiations between the Trust and each of the Lessee, InnSuites Innternational, Suite Hospitality Management, Inc. and the Licensing Corp. The Trust believes that such fees are commercially reasonable.

     Effective October 12, 1999, the Partnership, the Lessee and InnSuites Innternational entered into an Intercompany Agreement whereby, subject to certain terms and conditions, the Partnership will grant the Lessee a right of first refusal to lease, and InnSuites Innternational a right of first refusal to operate, any real property acquired by the Partnership. In return, the Partnership will be granted a right of first refusal to pursue opportunities presented to the Lessee or InnSuites Innternational to purchase investments in real estate, hotel properties, real estate mortgages, real estate derivatives or entities that invest in the foregoing. In connection with the acquisition of the Lessee by the Trust, The Intercompany Agreement was amended effective February 1, 2001 to provide for the assumption by Suite Hospitality Management, Inc. of the rights and obligations of InnSuites Innternational thereunder. See "Acquisition of the Lessee by the Trust".

     On July 27, 2000 the Trust issued a series of 10 promissory notes to Mr. Wirth and/or his affiliates in the aggregate amount of $720,000, each bearing interest at 7% per year. The promissory notes, which are due on dates ranging from August 27, 2000 to July 27, 2003, were payment for the repurchase of 300,000 of the Trust's Common Shares from Mr. Wirth and/or his affiliates. Eight of the promissory notes in an aggregate principal amount of $151,702 were paid in full by the Trust during the second, third and fourth quarters of fiscal year 2001. On August 1, 2000 the Trust issued to Mr. Wirth a master promissory note in the amount of $600,000, bearing interest at 7% per year and due May 15, 2001, to consolidate four outstanding loans that were made by Mr. Wirth in 1999 and used by the Trust to fund operations, pay dividends and pay down an outstanding loan to the Partnership. Additionally, Mr. Wirth made the following loans to the Trust, each bearing interest at 7% per year: (a) $50,000, effective August 15, 2000 and due May 15, 2001; (b) $602,000, effective August 29, 2000 and due May 30, 2001; (c) $350,000, effective September 8, 2000 and due May 30, 2001; (d)
$200,000, effective September 25, 2000 and due May 30, 2001; (e) $65,000,
effective October 19, 2000 and due June 1, 2001; (f) $50,000, effective October 23, 2000 and due June 1, 2001; (g) $145,000, effective November 10, 2000 and due July 1, 2001; (h) $574,000, effective December 8, 2000 and due July 1, 2001; (i) $346,000, effective December 14, 2000 and due July 2, 2001; and (j) $159,000,
effective December 28, 2000 and due July 1, 2001. The $346,000 and $159,000 loans were paid in full by the Trust during the fourth quarter ended January 31, 2001. These funds were used by the Trust to acquire a hotel property in Albuquerque, New Mexico and fund operations, refurbishment of the Hotels, equity repurchases by the Trust and for reducing the Trust's debt.

     InnSuites Innternational Hotels, Inc., an affiliate of Mr. Wirth, made the following loans to the Trust, each bearing interest at 7% per year: (a) $100,000, effective July 6, 2000 and due May 15, 2001; and (b) $90,000,
effective September 19, 2000 and due May 15, 2001. The

$100,000 loan was paid in full by the Trust during the third quarter ended October 31, 2000 and the $90,000 loan was paid in full by the Trust during the fourth quarter ended January 31, 2001. These funds were used by the Trust to fund operations and startup costs for the recently acquired Albuquerque, New Mexico property.

     Pepper Tree/Freeway Community Limited Partnership, an affiliate of Mr. Wirth, made the following loans to the Trust, each bearing interest at 7% per year: (a) $50,000, effective July 28, 2000 and due May 15, 2001; (b) $200,000, effective August 14, 2000 and due May 15, 2001; and (c) $150,000, effective September 12, 2000 and due May 30, 2001. Each of these loans was paid in full by the Trust during the fourth quarter ended January 31, 2001. These funds were used by the Trust to fund operations and startup costs for the recently acquired Albuquerque, New Mexico property.

     Suite Hotels LLC, an affiliate of Mr. Wirth, made the following loan to the Trust, bearing interest at 7% per year: $180,000, effective June 8, 2000 and due May 15, 2001. The loan was paid in full by the Trust during the third quarter ended October 31, 2000. These funds were used by the Trust to fund operations and startup costs for the recently acquired Albuquerque, New Mexico property.

     Rare Earth Development Company, an affiliate of Mr. Wirth, made the following loans to the Trust, bearing interest at 7% per year: (a) $750,000, effective December 29, 2000 and due July 15, 2001; and (b) $1,450,000, effective January 26, 2001 and due July 15, 2001. These funds were used by the Trust to fund operations.

     The Trust issued a promissory note to Mr. Robson in the amount of $745,000, bearing interest at 7% per year, effective on July 27, 2000 and due August 27, 2003, as payment for the repurchase of 311,326 of the Partnership's Class A Limited Partnership Units from Mr. Robson.

                           OWNERSHIP OF COMMON SHARES

     The following table sets forth information as of April 19, 2001 in respect of any persons known to the Trust to be the beneficial owner of more than 5% of the Common Shares and the number of Common Shares owned beneficially by each Trustee, nominee and executive officer, and the Trustees, nominees and executive officers as a group.

                       FIVE PERCENT BENEFICIAL OWNERS AND
        BENEFICIAL OWNERSHIP OF TRUSTEES, NOMINEES AND EXECUTIVE OFFICERS

                                                COMMON SHARES              % OF OUTSTANDING
                 NAME                        BENEFICIALLY OWNED              COMMON SHARES
                 ----                        ------------------              -------------
Mason E. Andersen(1)                               292,606                      13.61%
Dan Z. Bochner(2)                                  234,900                      10.93%
James F. Wirth(3)                                  647,380                      29.89%
Marc E. Berg(4)                                    121,225                       5.61%
Lee J. Flory(5)                                    163,883                       7.21%
Edward G. Hill(6)                                   16,919                         (8)
Steven S. Robson(7)                                 23,167                       1.07%
Peter A. Thoma                                         300                         (8)

Anthony B. Waters                                     2,000                       (8)
Trustees, Nominees and Executive
Officers as a group (seven persons)                 947,874                     42.12%

----------
(1) Consists of 152,606 Class A Limited Partnership Units in the Partnership that are convertible at any time, at the option of the holder thereof, into Common Shares, 96,000 Common Shares held by the Andersen Trust dated August 27, 1980, of which Mr. Andersen and his wife are co-trustees and income beneficiaries, and 44,000 Common Shares held by the Andersen Charitable Remainder Unitrust dated August 11, 1999, of which Mr. Andersen and his wife are co-trustees and income beneficiaries. The address for Mr. Anderson is 3024 West Sahuaro Drive, Phoenix, Arizona 85029.

(2) Pursuant to Amendment No. 2 to Schedule 13-D, dated December 30, 1996, filed with the Securities and Exchange Commission on December 31, 1996 by Mr. Bochner. The address for Mr. Bochner is 1618 Cotner Avenue, Los Angeles, California 90025.

(3) Consists of 16,667 Common Shares that may be acquired within 60 days of April 19, 2001 pursuant to the exercise of stock options and 630,713 Common Shares. These Common Shares are owned jointly by Mr. Wirth and his wife. Mr. and Mrs. Wirth also own 5,226,364 Class B Limited Partnership Units in the Partnership, the conversion of which is restricted and permitted only at the discretion of the Board of Trustees of the Trust.

(4) Consists of 10,000 Common Shares that may be acquired within 60 days of April 19, 2001 pursuant to the exercise of stock options and 111,225 Common Shares.

(5) Consists of 118,344 Class A Limited Partnership Units in the Partnership that are convertible at any time, at the option of the holder thereof, into Common Shares, 6,667 Common Shares that may be acquired within 60 days of April 19, 2001 pursuant to the exercise of stock options and 38,872
     Common Shares.

(6) Consists of 6,667 Common Shares that may be acquired within 60 days of April 19, 2001 pursuant to the exercise of stock options and 10,252 Common Shares.

(7) Consists of 6,667 Common Shares that may be acquired within 60 days of April 19, 2001 pursuant to the exercise of stock options, and 16,500 Common Shares.

(8)  Less than one percent (1.0%).



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on Trust records and information, the Trust believes that all Securities and Exchange Commission filing requirements applicable to Trustees and executive officers under Section 16(a) of the Securities Exchange Act of 1934 , as amended (the "Exchange Act"), for the fiscal year ended January 31, 2001, were complied with, except that purchases of 15,200 Common Shares by James
F. Wirth and his wife in June 2000 were inadvertently reported nine days late by the Trust on their behalf.

     Section 16(b) of the Exchange Act provides that any profits realized by a Trustee, officer or beneficial owner of more than 10% of the Common Shares as the result of matching sale and purchase transactions of Common Shares that have occurred within a six month period must be disgorged to the Trust. Mrs. Gail J. Wirth, wife of James F. Wirth, voluntarily disgorged approximately $37,900 of imputed profits in accordance with Section 16(b) for certain sales of Common Shares during the fiscal year ended January 31, 2001.


                        SELECTION OF INDEPENDENT AUDITORS

     The Trustees have selected KPMG LLP as independent auditors to examine the books, records and accounts of the Trust for the fiscal year ending January 31, 2002. KPMG LLP was the independent auditors of the Trust for the fiscal year ended January 31, 2001 and is considered by the Trustees to be well qualified.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Arthur Andersen LLP resigned as principal auditors of the Trust as of March 18, 1999. Due to the magnitude of certain outstanding invoices payable to Arthur Andersen LLP for accounting and tax-related services provided to the Trust and its affiliates, Arthur Andersen LLP informed the Trust that it would no longer be considered independent with respect to the Trust under interpretations of the Securities and Exchange Commission and professional standards. On April 16, 1999 the audit committee of the Board of Trustees of the Trust approved KPMG LLP to succeed to Arthur Andersen LLP as the principal auditors of the Trust.

     The reports of KPMG LLP for the fiscal years ended January 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Trust's financial statements for the fiscal years ended January 31, 1999 and 1998, there were no disagreements with KPMG LLP or Arthur Andersen LLP, respectively, on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of the respective auditors, would have caused the auditors to make reference to the matter in their reports.

     In connection with the audits of the Trust's financial statements for the fiscal year ended January 31, 1999 and 1998, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     During the fiscal years ended January 31, 1999 and 1998, and during all subsequent interim periods, the Trust did not consult with any other accountant regarding the application of accounting principles to a specified transaction either completed or proposed, the type of audit opinion that might be rendered on the Trust's financial statements, or any of the matters described above.

AUDIT FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Trust's annual financial statements for the fiscal year ended January 31, 2001 and for reviewing the interim financial statements included in the Trust's quarterly reports on Form 10-Q filed during the fiscal year ended January 31, 2001 were $117,597.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     No professional services were rendered to the Trust by KPMG LLP during the fiscal year ended January 31, 2001 in connection with the design or implementation of financial information systems.

ALL OTHER FEES

     The aggregate fees billed for all other services rendered by KPMG LLP during the fiscal year ended January 31, 2001, other than the services described in "Audit Fees" or "Financial Information Systems Design and Implementation" above, was $93,537.

     The Audit Committee of the Trust has considered whether the provision of non-audit services is compatible with KPMG LLP maintaining its independence from the Trust.

                                  OTHER MATTERS

     The Trustees know of no matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Common Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

                              SHAREHOLDER PROPOSALS

     If a shareholder intends to present a proposal at the next Annual Meeting of Shareholders in 2002, it must be received by the Trust for consideration for inclusion in the Trust's Proxy Statement and form of proxy relating to that meeting on or before January 18, 2002. A shareholder who wishes to present a proposal at the 2002 Annual Meeting of Shareholders, but not to have such proposal included in the Trust's Proxy Statement and form of proxy relating to that meeting, must notify the Trust of such proposal before April 3, 2002. If notice of the proposal is not received by the Trust by such date, then the proposal will be deemed untimely and the Trust will have the right to exercise discretionary voting authority and vote proxies returned to the Trust with respect to such proposal.

                              REVOCATION OF PROXIES

     A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Common Shares or by giving notice in writing or in open meeting.

                             SOLICITATION OF PROXIES

     In addition to the solicitation of proxies by mail, regular officers and employees of the Trust may solicit the return of proxies by mail, telephone, telegram or personal contact, for which they will not receive additional compensation. The Trust will pay the cost of soliciting proxies in the accompanying form. The Trust will reimburse brokers or other persons holding Common Shares in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of such Common Shares.

                                           By order of the Board of Trustees



                                                     MARC E. BERG
                                                       Secretary

May 18, 2001

                                    APPENDIX

                           INNSUITES HOSPITALITY TRUST
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                   APRIL, 2000


FUNCTION:

The Audit Committee creates an environment for internal control and for the integrity of InnSuites Hospitality Trust's financial statements by:

     o assisting the Board of Directors in its fiduciary responsibilities relating to the Company's financial reporting standards and practices;

     o determining the adequacy of the Company's financial reporting process and promoting the continuing emphasis on internal controls regarding finance and accounting;

     o monitor the independence and performance of the Company's independent auditors;

     o maintaining open, continuing and direct communication with the Company's independent auditors and the Board of Directors; and

     o reviewing management's monitoring of compliance with the Company's Code of Conduct and with federal, state and local laws and regulations.


COMPOSITION AND TERM:

The Audit Committee is a committee of the Board and shall have at least three independent members, with membership restricted to outside, independent directors free from any relationship that in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

The Audit Committee chairman and members shall be appointed annually by the Chairman of the Board at the meeting following the annual shareholders' meeting, subject to approval by the Board.

ADMINISTRATIVE MATTERS:

The Audit Committee shall hold such meetings as deemed necessary, but not less than four times per year. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. At least annually, the Audit Committee should meet privately in executive session with management and the independent auditors, and as a committee, to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


DUTIES AND RESPONSIBILITIES:

The Audit Committee shall:

     o review and update the Audit Committee's Charter annually and submit the charter to the Board of Directors for approval;

     o have the charter published at least every three years in accordance with SEC regulations;

     o annually recommend to the Board of Directors the engagement of the Company's independent auditors;

     o annually confirm and assure the independence of the independent auditor, as well as evaluate their performance;

     o evaluate and discuss with the independent auditors their audit plans and scope for the coming year and any non-audit services performed or planned;

     o assess the compensation paid to external auditors for all audit and other services performed;

     o direct the independent auditors to perform their review of quarterly unaudited financial information before it is filed with the SEC and to notify the Audit Committee in a timely manner if there are any matters of concern;

     o review the Company's annual financial statements including any report rendered by the external auditors and discuss with management and independent auditors of significant issues regarding accounting principles, practices and judgments;

     o prepare a written report annually for the Corporation proxy indicating review of the annual audited financial statements, communication with the auditors and independence;

     o discuss with the independent auditors their audit report and their comments arising from the audit, including;

               o whether the auditors are satisfied with the financial statements and related disclosures,
               o their knowledge of the existence of an material errors, fraud, illegal acts, sensitive or unsupported transactions, or other irregularities,
               o whether the auditors encountered any difficulties in the course of audit work or were restricted in performing their examination, and
               o the nature and resolution of any significant disagreements with management on financial accounting and reporting matters;
               o discuss the quality, not just the acceptability of accounting principles;
               o    discuss passed audit adjustments;

     o discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61, including:
               o    the auditor's responsibility under GAAS;

               o    significant accounting policies;
               o    management judgments and accounting estimates;
               o    significant audit adjustments;
               o other information in documents containing audited financial statements;
               o disagreements with management - including accounting principles, scope of audit, disclosures;
               o    consultation with other accountants by management;

     o approve with management any contemplated changes in the Company's accounting and reporting policies, and any newly promulgated or proposed accounting and reporting standards, that are anticipated to have a material effect on the financial statements;

     o at least on an annual basis, review with the Company's counsel major litigation risks being managed by the Corporation, as well as compliance with applicable laws and regulations, and make arrangements to accommodate the potential effect on the financial statements;

     o discuss with management, as appropriate, management's procedures for monitoring compliance with the Company's Code of Conduct and take steps to ensure that the procedures are being performed;

     o evaluate financial and accounting personnel succession planning within the company;

     o annually review a summary of director and officers' related party transactions and potential conflicts of interest;

     o in consultation with management and the independent auditors, examine the integrity of the Company's financial reporting processes and controls;

     o discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures;

     o meet privately and separately with the Company's Chief Financial Officer and Chief Accounting Officer to discuss any other matter that may assist the Audit Committee in performing its duties; and

     o maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

INNSUITES HOSPITALITY TRUST                                P R O X Y
---------------------------------------          THIS PROXY IS SOLICITED ON BEHALF OF
                                                         THE TRUSTEES

PLEASE                 The undersigned hereby appoints MARC E. BERG AND ANTHONY B. WATERS as
SIGN AND          proxies, each with the full power to appoint his substitute, and hereby
RETURN            authorizes them to represent and to vote, as designated below, all the Shares of
THIS              Beneficial Interest of InnSuites Hospitality Trust held of record by the
PROXY             undersigned on April 19, 2001 at the annual meeting of shareholders to be held
WHETHER           on June 18, 2001 or at any adjournments thereof.
OR NOT
YOU               1.  Election of Trustees.
EXPECT                FOR all nominees listed below [ ]             WITHHOLD AUTHORITY  [ ]
TO ATTEND             (except as marked to the contrary below)      to vote for all nominees listed below
THE
MEETING                  JAMES F. WIRTH and PETER A. THOMA

YOU MAY               (Instruction: To withhold authority to vote for any individual nominee,
NEVERTHELESS          write that nominee's name on the space provided below.)
VOTE IN
PERSON IF             ----------------------------------------------------------------------------------
YOU ATTEND

                  2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                (Continued, and to be signed, on the other side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.

                                        Dated:  _______________________, 2001



                                        _____________________________________
                                                      Signature


                                        _____________________________________
                                              Signature if held jointly



                 Please Sign and Return the Proxy Card Promptly